

Company Update

September 2016

Sterling Construction Company, Inc.



DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This presentation contains, and the officers and directors of the Company may from time to time make, statements that are considered forward–looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our: business strategy; financial strategy; and plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this presentation, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. The forward-looking statements contained in this presentation are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this presentation are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward- looking statements due to factors listed in the "Risk Factors" section in our filings with the U.S. Securities and Exchange Commission ("SEC") and elsewhere in those filings. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

OVERVIEW

- **Turnaround Update**
- **Overall Market Dynamics**
- **Sterling Strategy Going Forward**

TURNAROUND UPDATE

New leadership team in place

- Paul Varello – CEO
- Ron Ballschmeide - CFO
- Con Wadsworth - COO
- Joe Cutillo – EVP/BD
- Other key leaders

Major losses now fully accounted for and behind us

- Q1 loss
- Positive earnings in Q2, Q3, Q4 and 2017
- All 5 subsidiaries now operating profitably

Disciplined approach to project selection, bidding and execution showing results

- 27% fewer bids but 43% more $ volume wins vs. 1H '15
- Book/Burn Ratio 1.16

PROGRESS TOWARDS PROFITABILITY



Margin in Backlog by Year
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2014
2015
Q2' 2016



Gain/(Erosion) in Margin by Year(1)
1.0%
-2.0%
-5.0%
-8.0%
2012
2013
2014
2015

> Disciplined bidding approach results in greater win ratio and higher margins

> Better project execution improves final margin outcome

(1) "Gain/(Erosion)" analysis represents increase or decrease in estimated gross margin as compared to original contract for projects in backlog as of 3/31/16, categorized by the year the project was contracted.

OVERALL MARKET DYNAMICS

- **FAST Act**
  - $305 billion over 5 years
  - 50-50 matching funds

- **Infrastructure Spending Patterns**
  - Population growth biggest driver of infrastructure spending
    - Roads, bridges, highways
    - Water supply, storm water control, water treatment
    - Airports, rail and other related infrastructure needs

- **Sterling well-positioned in geographic growth areas**

- **Competition remains strong but increases in bidding opportunities has improved margins**

ATTRACTIVE GEOGRAPHIC FOOTPRINT


MT
ID
WY
Reno
NV
Salt Lake City
UT
CO
Sacramento
Las Vegas
CA
AZ
Phoenix
Dallas/Ft. Worth
TX
Austin
Houston
San Antonio
HI

Population growth, insufficient infrastructure and greater funding driving increased project activity

YTD 6/30/16 Bid Lettings vs. TTM:

Texas	+43%
California	+31%
Utah	+34%

FAVORABLE FUNDING ENVIRONMENT

Federal Highway Bill

$305 B

over next five years

POSITIVE TRENDS IN STATE AND LOCAL INITIATVES FOR TRANSORTATION INFRASTRUCTURE


TX

- Proposition 7 provides TxDOT an extra $2.5 billion per year
- Proposition 1 provides an extra $1.5 to $2 billion per year in 2016-2017


CA

- Governor has proposed 10-year, $36 billion transportation funding bill


UT

- 20% gas tax increase went into effect January 2016

TOTAL MARKET SIZE

FUNDING SOURCE ESTIMATES



Federal Projects & matching funds to others
Combination of City, Municipal, Utility Districts and others
State Projects & matching funds to others
Frederal Matching funds
Other Sources
State Matching funds

STRATEGY GOING FORWARD

Near Term (next 12 to 18 months)

- **Optimize business portfolio**
  - Create greater synergies between business units
  - Balance risk/reward by business line
  - Further optimize G&A
- **Continue to strengthen Balance Sheet**
  - Reduce Debt
  - Refinance
  - Build cash
- **Pro-actively grow strongest and most profitable business lines**

UNIQUE CAPABILITIES



"ABC" (ACCELERATED BRIDGE CONSTRUCTION)

- 3 million pound bridge on Self Propelled Modular Transporter (SPMT) moved 1 mile to final location
- Installed in 24 hours with minimal traffic delays
- Sterling subsidiaries have built 50+ ABC projects across several states

STRATEGY GOING FORWARD

Longer Term (3 to 5 years)

- **Revenue and Net Income Targets**
  - $1 billion of Revenue in 3 years
  - $1/share Net Income in 3 years
- **Expand into adjacent markets and capabilities**
  - Target 50% of Revenue from non-public sector
  - Expandable capabilities across all geographic markets
- **Partnerships**
  - Specialty design firms
  - Adjacent market developers
  - Industrial, Commercial and Residential customers

Questions & Answers